Exhibit 99.2

ADAMS DAIRY BANCSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 22, 2018

Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ADAMS DAIRY BANCSHARES, INC. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement, each dated February 15, 2018, regarding the Special Meeting of Shareholders of Adams Dairy Bancshares, Inc. to be held on March 22, 2018 (the “Adams special meeting”), and any adjournments or postponements thereof. The undersigned hereby revokes all prior proxies and hereby appoints David Charles Chinnery with full power of substitution, as proxy of the undersigned to represent the undersigned and to vote all shares of common stock of Adams Dairy Bancshares, Inc. that the undersigned would be entitled to vote if personally present at the Adams special meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is properly executed and returned but no direction is given, this proxy will be voted: (i) “FOR” approval of the Merger Proposal (as defined below), (ii) “FOR” approval of the Adjournment Proposal (as defined below) and (iii) in the discretion of the proxy holders on any other matter that may properly come before the Adams special meeting. If you vote to “ABSTAIN” regarding the Merger Proposal, it will have the same effect as an “AGAINST” vote with respect to the Merger Proposal. You may revoke this proxy at any time prior to the vote of the shareholders at the Adams special meeting.

The Board of Directors recommends a vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.”

1.	To approve the Agreement and Plan of Reorganization, dated as of December 16, 2017, between Adams Dairy Bancshares, Inc., Equity Bancshares, Inc., and Abe Merger Sub, Inc., and the transactions contemplated thereby (the “Merger Proposal”).	☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	To approve the adjournment of the Adams special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal (the “Adjournment Proposal”).	☐	FOR	☐	AGAINST	☐	ABSTAIN

In his discretion, the proxy is authorized to vote upon such other business that may properly come before the Adams special meeting and any adjournments thereof.

[Signature page follows]

Please date this proxy and sign exactly as your name or names appear on your stock certificates. If stock is held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and others signing in a representative capacity, please give your full titles. If the shareholder is an individual, the shareholder or the shareholder’s authorized representative shall date and sign the signature block directly below.

Dated: , 2018
Signature

Printed Name/Title

Signature (if held jointly)

Printed Name (if held jointly)

If the shareholder is an entity (such as a trust, corporation, partnership or limited liability company), a duly authorized person on behalf of the shareholder shall date and sign the signature block directly below.

Dated: , 2018
Legal Name of Entity

By:
Name:
Title:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

BY USING THE ENCLOSED ENVELOPE TO:

Adams Dairy Bancshares, Inc.

651 NE Coronado Drive

Blue Springs, MO 64014

Attention: David Charles Chinnery